26(h)(xxii)

Amendment No. 33 to Participation Agreement between Transamerica Series Trust and

Western Reserve dated May 1, 2009

AMENDMENT NO. 33 TO

PARTICIPATION AGREEMENT

BETWEEN

TRANSAMERICA SERIES TRUST AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 33 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between Transamerica Series Trust and Western Reserve Life Assurance Co. of Ohio (the “Parties”).

Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:

AMENDED SCHEDULE B

Effective May 1, 2009

      Account(s), Policy(ies) and Portfolio(s)
     Subject to the Participation Agreement

Accounts:        WRL Series Life Account
                        WRL Series Annuity Account
                        WRL Series Annuity Account B
                        Separate Account VA U

                        Separate Account VA V

                        WRL Series Life Account G

                        Separate Account VA AA

Policies:           The Equity Protector

                         Janus Annuity Variable Annuity

                           WRL Freedom Equity Protector
                           WRL Freedom SP Plus
                           WRL Freedom Variable Annuity
                           WRL Freedom Attainer®
                           WRL Freedom Bellwether®
                           WRL Freedom Conqueror ®
                           WRL Freedom Wealth Protector
                           WRL Freedom Wealth Creator®
                           WRL Financial Freedom Builder
                           WRL Freedom Elite
                           WRL Freedom Premier®
                           WRL Freedom Access®
                           WRL Freedom Enhancer®
                           WRL Freedom SelectSM Variable Annuity
                           WRL Freedom Elite Builder
                           WRL Freedom Elite Advisor
                           WRL Freedom Premier® II
                           WRL Freedom Access® II
                           WRL Freedom Enhancer® II
                           WRL Freedom Premier® III Variable Annuity
                           WRL Xcelerator
                           WRL Xcelerator Focus
                           WRL Xcelerator Exec
                           WRL Freedom Elite Builder II
                           WRL Freedom Multiple
                           WRL Freedom Elite Builder III

Policies:(Continued)

                          WRL ForLife

                             WRL Benefactor

                           WRL Capital Creator
                           WRL Freedom Advisor
                           WRL Freedom Asset Advisor
                           WRL Evolution
                           WRL Associate Freedom Elite Builder
                         WRL Asset Advisor

Portfolios:     Transamerica Series Trust. – each Portfolio has an Initial Class and a Service Class of Shares except as noted

Transamerica American Century Large Company Value VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Asset Allocation – Moderate Growth VP
Transamerica Balanced VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Global Alloction VP (Initial Class Shares currently not being offered)
Transamerica BlackRock Tactical Allocation VP (Initial Class Shares currently not being offered)
Transamerica Capital Guardian Value VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Convertible Securities VP
Transamerica Efficient Markets VP
Transamerica Equity VP
Transamerica Equity II VP (Service Class Shares currently not being offered)
Transamerica Federated Market Opportunity VP
Transamerica Foxhall Emerging Markets/Pacific Rim VP
Transamerica Foxhall Global Conservative VP
Transamerica Foxhall Global Growth VP
Transamerica Foxhall Global Hard Asset VP
Transamerica Growth Opportunities VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Managed Income VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica International Moderate Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica Jennison Growth VP
Transamerica Legg Mason Partners All Cap VP
Transamerica MFS High Yield VP
Transamerica MFS International Equity VP
Transamerica Marsico Growth VP
Transamerica Money Market VP
Transamerica Munder Net50 VP
Transamerica PIMCO Total Return VP
Transamerica Science & Technology VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Growth Stock VP
Transamerica T. Rowe Price Small Cap VP

Portfolios:     Transamerica Series Trust. – each Portfolio has an Initial Class and a Service Class of Shares except as noted (Continued)

Transamerica Templeton Global VP
Transamerica Third Avenue Value VP
Transamerica U.S. Government Securities VP
Transamerica Value Balanced VP
Transamerica Van Kampen Active International Allocation VP
Transamerica Van Kampen Large Cap Core VP
Transamerica Van Kampen Mid-Cap Growth VP

      IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 30th day of January, 2009, in its name and on its behalf by its duly authorized representative.

TRANSAMERICA SERIES TRUST                                                WESTERN RESERVE LIFE ASSURANCE

                                                                                                                CO. OF OHIO

By its authorized officer,                                                                      By its authorized officer,

By: /s/ Christopher A. Staples                                                             By: /s/ Steven R. Shepard

Christopher A. Staples                                                                         Steven R. Shepard
Title: Vice President                                                                            Title: Senior Vice President